                                                                    EXHIBIT 23.9



                                    CONSENT



     I hereby consent to being named as about to become a director of Hartford Life, Inc., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form S-3 relating to the proposed issuance of the Company's debt securities and preferred stock.



                                               /s/  DAVID K. ZWIENER





                                               ---------------------------------


                                               Name: David K. Zwiener



Dated: February 14, 1997